UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 17, 2022

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3310, North Tower, Zhengda Center, No. 20,Jinhe East Road, Chaoyang District Beijing, People’s Republic of China	100020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-59246103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2022, the Board of Directors (“Board”) of Shineco, Inc. (the “Company”) appointed Aamir Ali Quraishi to the Company’s Board, Audit Committee as well as Nominating Committee serving as the Chairman of the Nominating Committee, effective immediately.

Mr. Aamir Ali Quraishi, age 52, has over 25 years of investment banking experience in Europe, Asia and the Middle East, having worked in both bulge bracket and mid cap institutions. Since April 2021, Mr. Quraishi has been serving as the Non-Executive Chairman of Bowen Fintech PLC, a London based special-purpose acquisition company. He started his career at PricewaterhouseCoopers and after achieving his Associate Chartered Accountant, moved on to work for a number of years in the M&A and Capital Markets divisions at Dresdner Kleinwort Wasserstein from 1996 to 2003 and then Libertas Capital Group Plc from 2003 to 2011. From 2014 to 2018, Mr. Quraishi served as a Managing Director of Teneo Capital LLC, a New York headquartered advisory and investment banking firm where he was responsible for the group’s Gulf Cooperation Council, Africa and Asia coverage. From 2018 to 2020, he served as a Board Director of a privately owned investment holdings company with equity interests in public and private companies across several geographies and industry sectors, including healthcare, mining, consumer and real estate. Mr. Quraishi has completed over USD 20 billion in transactions as of the date of this current report. He graduated with a bachelor’s degree in Economics from Cambridge University in the UK and remains a member of the Institute of Chartered Accountants in England and Wales.

On August 17, 2022, the Company issued an offer letter to Mr. Quraishi (the “Letter”), pursuant to which Mr. Quraishi is entitled to an annual base salary of $10,000. Mr. Quraishi would serve this position till his successor has been duly elected and qualified. The foregoing descriptions of the Letter does not purport to be complete and are qualified in its entirety by reference to the Letter, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Quraishi does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Quraishi and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	August 17, 2022 Director Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2022

SHINECO, INC.

By:	/s/ Jennifer Zhan
Name:	Jennifer Zhan
Title:	Chief Executive Officer